UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
Shares	CNP	Chicago Stock Exchange, Inc.
Depositary Shares for 1/20 of 7.00% Series B Mandatory Convertible Preferred Stock, $0.01 par value	CNP/PB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 11, 2021, CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), relating to the underwritten public offering of (i) $700,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2024 (the “Floating Rate Notes”), (ii) $500,000,000 aggregate principal amount of the Company’s 1.45% Senior Notes due 2026 (the “2026 Notes”) and (iii) $500,000,000 aggregate principal amount of the Company’s 2.65% Senior Notes due 2031 (the “2031 Notes” and, together with the 2026 Notes and the Floating Rate Notes, the “Notes”). The offering is being made pursuant to CenterPoint Energy’s registration statement on Form S-3 (Registration No. 333-238617).

The Notes are being issued pursuant to the Indenture, dated as of May 19, 2003, between the Company and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank)), as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 12 to the Base Indenture to be dated May 13, 2021 between the Company and the Trustee (“Supplemental Indenture No. 12”) with respect to the Floating Rate Notes and Supplemental Indenture No. 13 to the Base Indenture to be dated as of May 13, 2021 between the Company and the Trustee (“Supplemental Indenture No. 13” and together with Supplemental Indenture No. 12, the “Supplemental Indentures”) with respect to the 2026 Notes and the 2031 Notes. The form, terms and provisions of each series of the Notes are further described in the applicable Supplemental Indenture and the prospectus supplement of the Company dated May 11, 2021, together with the related prospectus dated May 22, 2020, as filed with the Securities and Exchange Commission under Rule 424(b)(2) of the Securities Act of 1933, as amended, on May 12, 2021, which description is incorporated herein by reference.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the Underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with CenterPoint Energy and its affiliates for which they have received, and will in the future receive, customary compensation.

A copy of the Underwriting Agreement, the Indenture and the forms of Supplemental Indenture No. 12 and Supplemental Indenture No. 13 (including the form of Note for each series) have been filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about CenterPoint Energy, any other persons, any state of affairs or other matters.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement dated May 11, 2021, among CenterPoint Energy, Inc., BofA Securities, Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC and U.S. Bancorp Investments, Inc., as representatives of the several Underwriters named in Schedule I thereto.

4.1	Indenture dated as of May 19, 2003, between CenterPoint Energy, Inc. and The Bank of New York Mellon Trust Company, National Association (successor to JPMorgan Chase Bank, National Association (formerly JPMorgan Chase Bank)), as trustee (the “Indenture”) (incorporated by reference to Exhibit 4.1 to CenterPoint Energy’s Current Report on Form 8-K dated May 19, 2003).

4.2	Form of Supplemental Indenture No. 12, to be dated as of May 13, 2021, to the Indenture between CenterPoint Energy, Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee.

4.3	Form of Supplemental Indenture No. 13, to be dated as of May 13, 2021, to the Indenture between CenterPoint Energy, Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee.

4.4	Form of Floating Rate Notes (included in Exhibit 4.2 hereto).

4.5	Form of 2026 Notes (included in Exhibit 4.3 hereto).

4.6	Form of 2031 Notes (included in Exhibit 4.3 hereto).

5.1	Opinion of Baker Botts L.L.P.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: May 12, 2021	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer